                                                                      EXHIBIT 22

                         SUBSIDIARIES OF THE REGISTRANT

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
NAME                                    STATE OF ORGANIZATION
- --------------------------------------  ----------------------------------------
Century Holdings, Inc.                  Tennessee
Champion Carrier Corporation            Delaware
Miller Industries Towing Equipment      Delaware
 Inc.
Century Wrecker (Canada) Ltd.           Ontario, Canada
Miller Industries International, Inc.   Tennessee
Boniface Engineering Limited            England and Wales
Jige International, S.A.                France
Miller Financial Services Group, Inc.   Tennessee
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